Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Appoints T. Ritson Ferguson to Board of Directors

LOS ANGELES (September 15, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced the election of T. Ritson Ferguson to the company’s Board of Directors, and the retirement of Director Mark D. Linehan, both effective September 11, 2025.

Ferguson is an Independent Investment Committee Member of CBRE Investment Management (CBREIM) Listed Real Assets. He previously served as Global CEO and Global CIO of CBREIM, as well as Vice Chairman, CEO and CIO of Listed Real Assets, where he oversaw the firm’s evolution into a leading global real assets investment manager. Ferguson is also Vice Chair and Audit Committee member of the Duke University Endowment Board (DUMAC) and serves as Board Chair of the CBRE Clarion Global Real Estate Income Fund (NYSE: IGR).

"We are delighted to welcome Ritson to our Board," said Victor Coleman, Hudson Pacific’s Chairman and CEO. "His more than 30 years of leadership in the REIT sector and investment management will be invaluable as we embark on Hudson Pacific’s next chapter and reaffirm the company’s position as the preeminent owner-operator of West Coast office and studio real estate."

Coleman continued, "On behalf of our entire board, our officers and employees, we are also deeply grateful for Mark’s service. He has been a dedicated Board member since our IPO, advising the company through multiple transformative transactions, and helping us successfully navigate unprecedented market conditions in recent years."

Linehan commented, "It has been an honor to serve on Hudson Pacific’s Board for 14 years and work with such a talented group of professionals. I have no doubt Ritson’s appointment and perspective will support the creation and preservation of long-term shareholder value."

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
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Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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